For Immediate Release	November 16, 2011

Crown Crafts Reports Results for Fiscal 2012 Second Quarter

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) today reported its operating results for the fiscal 2012 second quarter, which ended October 2, 2011.

Operating Results

Net income for the second quarter of fiscal 2012 was $1.1 million, or $0.11 per diluted share, on net sales of $21.3 million, compared with net income in the second quarter of fiscal 2011 of $1.2 million, or $0.12 per diluted share, on net sales of $23.7 million.

For the first half of fiscal 2012, net income was $1.6 million, or $0.16 per diluted share, on net sales of $38.8 million, compared with net income of $1.9 million, or $0.20 per diluted share, on net sales of $40.9 million in the first half of fiscal 2011.

“Several macroeconomic factors had a negative impact on our financial results in the second quarter, including the continued softness in the retail environment and the declining U.S. birth rate, which decreased by approximately 7% from 2007 to 2010,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer.  “We remain confident, however, that the popularity of our products and strength of our business strategy will serve as the foundation for growth despite the headwinds that currently challenge our industry.”

According to Chestnut, the Company’s gross profit in the second quarter and year-to-date period of fiscal 2012 has continued to be impacted by higher raw material and labor costs, which began to increase in late fiscal 2011.  Additionally, in connection with the Company’s allocation of indirect costs related to inventory, the Company was negatively impacted by $624,000 and $977,000 when comparing the current year second quarter and year-to-date periods, respectively, with the prior year periods.

916 S. Burnside Avenue   *   PO Box 1028   *   Gonzales, LA   70707-1028   *   (225) 647-9100  *   Fax (225) 647-9104

Debt Retirement

During the second quarter of fiscal 2012, the Company improved its balance sheet by paying off the final $2.0 million owed on subordinated notes that had originated over 10 years ago.  “We are proud that our history of strong operating cash flow has been the primary resource for the reduction of our debt from $47.7 million in July 2001 to $1.2 million in October 2011.  This debt reduction has resulted in significant financial flexibility for us.  That flexibility, coupled with the strength of our product line and marketing strategies, will position us well for further profitable growth when global economic and market conditions improve.”

Quarterly Cash Dividend

The Company previously announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the Company’s Series A common stock – the eighth consecutive quarterly dividend since early 2010 and an increase of $0.01 per share over the preceding quarterly dividend.  The dividend will be paid on January 6, 2012 to stockholders of record at the close of business on December 16, 2011. “The Board’s decision to increase the dividend for the second time in calendar 2011 is further evidence of its confidence in the Company’s financial strength, long-range business focus, growth strategy and profitability,” said Chestnut.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions.  To join the teleconference, dial (877) 317-6789 and refer to conference number 10006432.  The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com.  The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available one hour after the end of the call through 8:00 a.m. Central Standard Time on November 24, 2011.  To access the replay, dial (877) 344-7529 in the U.S. or (412) 317-0088 from international locations and refer to conference number 10006432.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; reusable and disposable bibs and floor mats; burp cloths; room décor; and disposable placemats, toilet seat covers and changing mats.  The Company’s operating subsidiaries include Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana.  Crown Crafts is among America’s largest producers of infant bedding, bibs and bath items.  The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.  The latest news about Crown Crafts can be found at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia Elliott
Vice President and Chief Financial Officer
225-647-9124
e-mail to:  oelliott@crowncrafts.com

or

Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except percentages and per share data

	Three-Month Periods Ended		Six-Month Periods Ended
	October 2, 2011	September 26, 2010	October 2, 2011	September 26, 2010
Net sales	$21,319	$23,711	$38,818	$40,878
Gross profit	4,741	5,655	8,524	9,946
Gross profit percentage	22.2%	23.8%	22.0%	24.3%
Income from operations	1,793	2,136	2,726	3,412
Income before income tax expense	1,725	2,013	2,588	3,199
Income tax expense	655	796	985	1,251
Income from continuing operations	1,070	1,217	1,603	1,948
Loss from discontinued operations – net of income taxes	(3)	(3)	(6)	(8)
Net income	1,067	1,214	1,597	1,940
Basic earnings per share	$0.11	$0.13	$0.17	$0.21
Diluted earnings per share	$0.11	$0.12	$0.16	$0.20

Weighted Average Shares Outstanding:
Basic	9,644	9,587	9,632	9,417
Diluted	9,778	9,748	9,784	9,555

CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	October 2, 2011	April 3, 2011
Cash and cash equivalents	$117	$205
Accounts receivable, net of allowances	14,442	18,653
Inventories	16,526	13,560
Total current assets	33,150	35,283
Finite-lived intangible assets, net	6,202	6,795
Total assets	$42,894	$45,702

Current maturities of long-term debt	$-	$1,952
Total current liabilities	9,138	9,971
Long-term debt	1,175	4,336

Shareholders’ equity	32,581	31,395
Total liabilities and shareholders’ equity	$42,894	$45,702